As filed with the Securities and Exchange Commission on September 23, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

MedicalCV, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-1717208
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

9725 South Robert Trail

Inver Grove Heights, Minnesota 55077

(Address, including Zip Code, of Principal Executive Offices)

MEDICALCV, INC. AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

MARC P. FLORES	Copies to:
President and Chief Executive Officer	AVRON L. GORDON, ESQ.
MedicalCV, Inc.	BRETT D. ANDERSON, ESQ.
9725 South Robert Trail	Briggs and Morgan, P.A.
Inver Grove Heights, Minnesota 55077	2200 IDS Center
(651) 452-3000	80 South Eighth Street
(Name, address, including zip code,	Minneapolis, Minnesota 55402
and telephone number, including	(612) 977-8400 (phone)
area code, of Agent for Service)	(612) 977-8650 (fax)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
MedicalCV, Inc. Amended and Restated 2001 Equity Incentive Plan Common stock (par value $0.01 per share)	4,295,526	$0.73	$3,135,733.98	$369.08

(1)           This registration statement also covers any additional shares of common stock which become issuable under the MedicalCV, Inc. Amended and Restated 2001 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2)           Estimated solely for the purpose of calculating the registration fee under Rule 457(h) of the Securities Act and based upon the average of the bid and asked price for one share of the Company’s common stock on September 20, 2005, as reported by the OTC Bulletin Board.

REGISTRATION OF ADDITIONAL SHARES

This Registration Statement is being filed by MedicalCV, Inc. (the “Company”) pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, to register an additional 4,295,526 shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”), which will be issued pursuant to the Company’s Amended and Restated 2001 Equity Incentive Plan (the “Plan”).  A total of 1,704,474 shares of Common stock issuable under the Plan have been previously registered pursuant to the Company’s Form S-8 Registration Statements filed with the SEC on December 18, 2001 (File No. 333-75344), July 31, 2002 (File No. 333-97435), August 29, 2003 (File No. 333-108373) and April 29, 2005 (File No. 333-124466), and the information contained therein is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC.  The information incorporated by reference is considered to be part of this registration statement.  Information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares covered by this registration statement have been sold or deregistered:

•                                          Annual Report on Form 10-KSB, as amended, for the fiscal year ended April 30, 2005;

•                                          Quarterly Report on Form 10-QSB for the fiscal quarter ended July 31, 2005;

•                                          Current Reports on Form 8-K filed on May 4, 2005, May 17, 2005, June 14, 2005, July 15, 2005, July 25, 2005, August 9, 2005, and September 23, 2005;

•                                          Description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-33295) filed on October 31, 2001, as the same may be amended from time to time; and

•                                          Definitive Schedule 14A (Proxy Statement) filed on August 25, 2005.

Item 8.    Exhibits.

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Inver Grove Heights, State of Minnesota, on the 23rd day of September, 2005.

MedicalCV, Inc.

By	/s/ Marc P. Flores
Marc P. Flores
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marc P. Flores and John H. Jungbauer, each or either of them, such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc P. Flores	President, Chief Executive Officer and Director (Principal Executive Officer)	September 23, 2005
Marc P. Flores

/s/ John H. Jungbauer	Vice President, Finance and Chief Financial Officer (Principal Accounting	September 23, 2005
John H. Jungbauer	Officer and Principal Financial Officer)

/s/ Susan L. Critzer	Chairperson of the Board	September 23, 2005
Susan L. Critzer

/s/ Larry G. Haimovitch	Director	September 23, 2005
Larry G. Haimovitch

/s/ Lawrence L. Horsch	Director	September 23, 2005
Lawrence L. Horsch

/s/ David B. Kaysen	Director	September 23, 2005
David B. Kaysen

/s/ Paul K. Miller	Director	September 23, 2005
Paul K. Miller

/s/ J. Robert Paulson, Jr.	Director	September 23, 2005
J. Robert Paulson, Jr.

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Restated Articles of Incorporation of the Registrant (incorporated by reference to our Current Report on Form 8-K, filed on September 23, 2005 (File No. 000-33295)).

4.2	Bylaws of the Registrant (incorporated by reference to our Registration Statement on Form SB-2, filed on August 31, 2001 (File No. 333-68884)).

4.3	Specimen common stock certificate (incorporated by reference to our Registration Statement on Form SB-2, filed on August 31, 2001 (File No. 333-68884)).

5	Legal Opinion of Briggs and Morgan, P.A.

23.1	Consent of Briggs and Morgan, P.A. (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Powers of Attorney (included on Signature page).